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                                                                      EXHIBIT 11



                    MANUGISTICS GROUP, INC. AND SUBSIDIARIES
             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS



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
                                                                   Three Months Ended    Six Months Ended
                                                                        August 31,           August 31,
                                                                   ---------------------------------------
                                                                      1996      1995       1996      1995
                                                                   ---------  --------- ---------  -------
                                                                     (In thousands, except per share data)
Weighted Average Number of Shares of Common Stock
   Outstanding                                                       10,603     10,275    10,546     10,214

Net Effect of Dilutive Stock Options Based on Treasury
   Stock Method                                                         586        544         -        528
                                                                   --------   --------  --------    -------
Weighted Average Shares Outstanding                                  11,189     10,819    10,546     10,742
                                                                   ========   ========  ========    =======

Net Income                                                          $ 1,447   $    928  $ (1,131)   $ 1,808
                                                                   ========   ========  ========    =======

Earnings Per Share                                                  $  0.13   $   0.09  $  (0.11)   $  0.17
                                                                   ========   ========  ========    =======

Fully-diluted Earnings Per Share                                    $  0.13   $   0.09  $  (0.11)   $  0.17
                                                                   ========   ========  ========    =======
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